Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

     Pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Philip L. Francis, the Chairman of the Board of Directors and Chief Executive Officer of PETsMART, Inc., (the “Company”), hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the thirteen week period ended October 31, 2004, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 7, 2004

/s/ Philip L. Francis

Philip L. Francis
Chairman of the Board of Directors and
Chief Executive Officer

A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), has been provided to PETsMART, Inc. and will be retained by PETsMART, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of PETsMART, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.